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                                                                    EXHIBIT 23.7


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Crescent Operating, Inc. Management Stock Incentive Plan of our report dated March 26, 1996 (except Note 7, as to which the date is July 25, 1996) on the financial statements of Canyon Ranch, Inc. as of December 31, 1995 and 1994 and for the years then ended included in the Form 8-K/A dated November 14, 1997 of Crescent Operating, Inc., filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

Tucson, Arizona
December 17, 1997